UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2014 (March 13, 2014)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 13, 2014, National CineMedia, Inc. (“NCM, Inc.”), as sole manager of National CineMedia, LLC (“NCM LLC”), provided written notice setting forth the determination of common membership units due to/from the members of NCM LLC as shown in the table below, in accordance with the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal CineMedia Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”), Cinemark Media, Inc. (“Cinemark”), Regal Cinemas, Inc. (“RCI”) and Cinemark USA, Inc. Regal, AMC and Cinemark are referred to collectively as the “Founding Members.” The “Founding Member Group” means, with respect to each Founding Member, the Founding Member, its ESA Party, and their Affiliates. The common membership units are expected to be issued on March 27, 2014, the settlement date. Following is a summary of the NCM LLC ownership units that will result from this most recent Common Unit Adjustment:

Founding Member Group	Number of Units Owned Prior to 2013 Adjustment (as of Dec. 26, 2013)	Number of Units Issued per 2013 Adjustment	Total Number of Units Owned Post 2013 Adjustment (as of Dec. 26, 2013)
AMC	19,052,770	141,731	19,194,501
Cinemark	23,998,505	557,631	24,556,136
Regal	25,404,393	388,549	25,792,942
NCM, Inc. (1)	58,519,137	0	58,519,137

Total	126,974,805	1,087,911	128,062,716

(1)	Excludes restricted shares which have vested and stock options which have been exercised subsequent to December 26, 2013 as these NCM LLC units are issued at each quarter end.

Following the issuance of these common membership units pursuant to the Common Unit Adjustment Agreement for fiscal 2013, each Founding Member Group’s ownership interest in NCM LLC will change as follows:

Founding Member Group	Ownership Interest Prior to 2013 Adjustment (as of Dec. 26, 2013)	Ownership Interest Post 2013 Adjustment (as of Dec. 26, 2013)	Change
AMC	15.00%	14.98%	-0.02
Cinemark	18.90%	19.18%	+0.28
Regal	20.01%	20.14%	+ 0.13
NCM, Inc. (1)	46.09%	45.70%	- 0.39

(1)	Excludes restricted shares which have vested and stock options which have been exercised subsequent to December 26, 2013 as these NCM LLC units are issued at each quarter end.

Pursuant to NCM, Inc’s Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, members of NCM LLC, other than NCM, Inc., may choose to have common membership units redeemed, and NCM, Inc. may elect to issue cash or shares of its common stock on a one-for-one basis. Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM, Inc.’s common stock.

Neither NCM, Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units. In addition to the issuance of the units, cash will be paid in lieu of partial units in the amounts of $8.82, $17.39 and $5.53 to AMC, Cinemark USA, Inc. and RCI, respectively.

The units will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Appropriate legends have been affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM, Inc.

Discussion of Common Unit Adjustment Calculation

Methodology

The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the Founding Members, based on increases or decreases in attendance associated with new theatre construction or acquisitions and dispositions or closures by each Founding Member. The adjustment of membership units pursuant to this agreement are conducted annually, except that an earlier adjustment will occur for a Founding Member if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent adjustment, will cause a change of two percent or more in the total annual attendance.

Increases in attendance associated with theatre additions are included in the unit adjustment if arising from acquisition of a theatre or opening of a newly constructed theatre, except that lease renewals and extensions are not included and acquired theatres, subject to an agreement with an alternative cinema advertising provider, will not be included until certain run out payments are made to NCM LLC by the Founding Member acquiring the theatre pursuant to its ESA or until such third party cinema advertising agreement expires.

Decreases in attendance associated with theatre dispositions are included in the unit adjustment if arising from the closure or sale of a theatre, unless the purchaser or sublessee enters into an agreement with NCM LLC similar to the ESA, the theatre is closed at the end of its lease term in effect on February 13, 2007 (the Common Unit Adjustment Agreement date), the theatre is closed at the end of an initial term of a lease entered into after February 13, 2007, or a non-digitized theatre is closed within the last three years of the term of a lease in effect on February 13, 2007.

The changes in 2013 attendance were calculated based on full year 2013 attendance for acquired theatres that were open for the entire 2013 period and based on the twelve months prior to the disposition date for theatres that were disposed; however, if an acquired or new build theatre was not operating during the entire 2013 period, the change in annual attendance was calculated based on 75% of the projected, year 1 annual attendance for such theatre, as determined in approving development by the Founding Members’ board of directors (or other investment committee designated by the board). Additionally, in the calculations for adjustment upon acquisition, new openings, closures or disposition, only one-half of the attendance was included for theatres that were not digitized.

In the case of acquired or new build theatres in which the 75% of projected, year 1 annual attendance was used in prior Common Unit Adjustments, an additional adjustment or “true-up” was made to the net increases and decreases in attendance. This adjustment was calculated as the variance between the attendees applied in the prior Common Unit Adjustment and the actual, year 1 attendance for such theatres.

Discussion of changes in screens and attendance:

The aggregate net attendance adjustment used in calculating the Common Unit Adjustment was an increase of 4,476,799 attendees as described below.

•	The total attendance increase was 6,700,036 attendees, of which

•	5,350,072 related to newly opened or acquired theatres that were not open for 12 months at time of acquisition

•	4,716,000 from digital screens or 6,288,000 weighted at 75%

•	634,072 from non-digital screens or 1,690,858 weighted at 75% and an additional weighting of 50%, and

•	1,349,964 attendees related to acquired theatres that were open for 12 months at the time of acquisition and were all digital screens.

A total of 219 screens were added resulting in an average attendance per added screen of approximately 30,594.

•	The total attendance decrease due to dispositions was 3,095,164 attendees, of which all attendees were from digital screens. A total of 89 screens were disposed of resulting in an average attendance per disposed screen of approximately 34,777.

•	The total attendance increase due to an adjustment between the projected, year 1 attendance of 6 new build theatres or 82 screens included in the prior Common Unit Adjustment and the actual, year 1 attendance for these theatres was 871,927 attendees.

•	Though excluded from the calculation, the decrease in attendance due to end of lease screen closures was 1,218,386 attendees, of which 1,165,851 attendees were from digital screens and 52,535 attendees were from non-digital screens (attendance of 105,069 weighted at 50%). A total of 49 screens were excluded, of which all were due to end of lease screen closures resulting in an average attendance per excluded screen of approximately 24,865.

Calculation of the Common Unit Adjustment (1): (as of and for the fiscal year ended December 26, 2013, except as noted)

Outstanding NCM LLC Equity Equivalents (2)	125,545,317
Times – NCM, Inc. Share Price (3)	$18.5205

NCM LLC Equity Value	$2,325,162,043

NCM LLC Long-Term Funded Debt	$876,000,000
Less: NCM LLC Cash and Cash Equivalents	($13,267,654)

NCM LLC Enterprise Value	$3,187,894,389

Divided by – Attendance Total (4)	708,312,265

NCM LLC Enterprise Value per Attendee	$4.5006907

Times – aggregate Net Attendance Adjustment (for the period December 28, 2012 through December 26, 2013)	4,476,799

Common Unit Adjustment Equivalent (Value of aggregate Net Attendance Adjustment)	$20,148,687

Divided by – NCM, Inc. Share Price (3)	$18.5205

Common Unit Adjustment (in whole units)	1,087,911

Cash paid in lieu of partial units issued Founding Members	$31.74

(1)	Terms as defined in the Common Unit Adjustment Agreement dated as of February 13, 2007.
(2)	Includes 58,280,044 60-day weighted average shares of NCMI outstanding common stock, 66,488,527 60-day weighted average NCM LLC units held by the Founding Members and 776,746 restricted shares and outstanding options deemed exercised under the treasury stock method.
(3)	Represents the 60-day weighted average share price of NCM, Inc.
(4)	Includes attendees from (i) network affiliates and (ii) certain Rave theatres previously acquired by AMC and Cinemark under contract with another cinema advertising provider for which AMC and Cinemark pay integration payments to NCM LLC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.)

10.1	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.1.1	First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March 16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 7, 2009.)

10.1.2	Second Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of August 6, 2010, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on August 10, 2010.)

10.1.3	Third Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated September 3, 2013, by and among American Multi-Cinema, Inc., AMC ShowPlace Theatres, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC, Regal Cinemas, Inc. and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1.3 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on September 9, 2013.)

10.2	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.3	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (Incorporated by reference to Exhibit 10.11 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

Exhibit	Description

10.4	Amended and Restated Exhibitor Services Agreement dated as of December 26, 2013, by and between National CineMedia, LLC and American Multi-Cinema, Inc. (Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.2.4 to NCM, Inc.’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2014).

10.5	Amended and Restated Exhibitor Services Agreement dated as of December 26, 2013, by and between National CineMedia, LLC and Cinemark USA, Inc. (Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.3.4 to NCM, Inc.’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2014).

Exhibit	Description

10.6	Amended and Restated Exhibitor Services Agreement dated as of December 26, 2013, by and between National CineMedia, LLC and Regal Cinemas, Inc. (Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.4.4 to NCM, Inc.’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: March 17, 2014	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
	By:	National CineMedia, Inc., its manager

Dated: March 17, 2014	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary